Exhibit 99.1

FGI INDUSTRIES ANNOUNCES SECOND QUARTER 2023 RESULTS

EAST HANOVER, N.J., August 9, 2023 – FGI Industries Ltd. (Nasdaq: FGI) (“FGI” or the “Company”), a leading global supplier of kitchen and bath products, today announced results for the second quarter 2023.

SECOND QUARTER 2023 HIGHLIGHTS

(As compared to the second quarter of 2022)

◾	Total revenues of $29.2 million, (38.9%) y/y
◾	Gross profit of $8.0 million, (4.9%) y/y, Gross margin of 27.4%, +980 bps y/y
◾	Net Income of $0.1 million
◾	Adjusted net income of $0.1 million*
◾	Adjusted operating income of $0.6 million*

* Adjusted net income and Adjusted operating income constitute non-GAAP financial measures. Please see the attached appendix for details.

MANAGEMENT COMMENTARY

“While uneven demand trends and inventory headwinds pressured results, we maintained our focus on the long-term and made important progress on our growth and margin initiatives during the second quarter,” stated David Bruce, President and Chief Executive Officer of FGI. “We continued to execute on our recently announced growth initiatives and added several new awards and programs during the second quarter, including a new licensing agreement that should drive incremental growth in our sanitaryware business, as well as new sales programs that will allow us to expand our footprint into India and Eastern Europe in the coming quarters, all of which should put FGI in a strong position to return to organic growth as industry conditions normalize.”

“A key focus of our BPC strategy is to increase the contribution from branded products and prioritize higher-margin markets and categories, with our success under these initiatives having been a critical factor in the meaningful gross margin improvement in recent quarters, which continued into the second quarter with record gross margin of 27.4% increasing nearly 1,000 basis points from last year,” noted Bruce. “As a result, our second quarter gross profit declined by less than 5% despite a nearly 40% drop in revenue. While a volume rebound in the pro channel and bath furniture could impact the gross margin trajectory in the near-term, we expect the continued benefit from our strategic focus on higher-margin categories such as shower systems and kitchen cabinetry, as well as improved operating leverage, to further benefit margins over time.”

“Our strict financial discipline and focus on working capital management enabled us to maintain a strong financial position at the end of the second quarter despite the supply chain and inventory challenges of the past year,” stated Perry Lin, Chief Financial Officer of FGI. “We ended the second quarter with a cash balance of nearly $7.0 million, which, combined with our borrowing capacity, resulted in total liquidity of $22.6 million, providing us with the financial flexibility to support our organic growth initiatives and ability to pursue strategic M&A.”

“We have successfully executed on our strategic growth initiatives during the first half of 2023, and I remain extremely confident in our longer-term positioning; however, the uneven market demand in our sales geographies and conservative inventory positioning from key customers is prolonging the de-stocking pressures and proving to be a more significant headwind than we anticipated at the start of the year,” continued Bruce. “As a result, we now expect full-year 2023 revenues of $120 million to $130 million, adjusted operating income of $3.5 million to $5.0 million and adjusted net income of $2.0 million to $3.0 million.”

STRATEGIC UPDATE

FGI intends to drive long-term shareholder value through execution of its Brands, Products and Channels strategy to drive organic growth, enhanced financial performance, and efficient capital deployment. Some of the key accomplishments during the second quarter of 2023 were as follows:

●	BPC Strategy: FGI has continued to invest in its BPC strategy during the second quarter despite the market challenges, which we believe will help drive improved organic growth longer-term. Some of the key successes during the quarter were as follows:

◾	FGI entered into a 5-year licensing agreement that will provide the Company access to an industry leading overflow toilet technology, which should provide a key differentiator in the market. FGI expects to launch new sanitaryware products utilizing this technology at the 2024 Kitchen & Bath Show.

◾	In line with the Company’s commitment to geographic expansion, FGI signed separate agreements that will enable it to expand its footprint into the high-growth Indian and Eastern European markets. FGI has engaged MurA India, a sales organization based in Mumbai, India with offices in Ahmedabad, Bangalore, Kochi and Delhi, to serve as a catalyst for geographic expansion and heightened market presence in India. MurA India will exclusively focus on marketing and selling FGI’s sanitaryware line of products to both wholesale and hospitality trade channels across the country. In addition, FGI has recently formed a strategic partnership with “MIA Partner” to extend the Company’s presence in Eastern Europe. Leveraging their expert resources located in the target customer countries, MIA Partner, working with FGI’s international sales team, is now actively identifying potential customer targets in the region, prioritizing cultural relevance, and understanding throughout the process. This collaboration aims to significantly enhance FGI’s market penetration and growth prospects in the Eastern Europe region to further support the BPC strategy.

◾	The Company continued to execute on recently announced awards, including its online shower door program for an existing large Canadian retail partner that commenced in June 2023, and the roll-out of FGI’s industry leading shower wall program into as many as 300 locations of a large U.S. retailer. Both programs are on track and should contribute to improved shower systems orders in the second half of 2023 and into 2024.

◾	FGI’s custom-cabinetry business continues to grow rapidly, with significantly higher incremental gross margins than the group average. The premium Covered Bridge brand has added 57 new dealers thus far in 2023, bringing the total dealer count to 180 by the end of the second quarter.

●	Enhanced Financial Performance: FGI generated another period of strong gross margin performance with second quarter gross margin of 27.4%, up from 17.6% in the same period last year. The Company’s strategic decision to focus on higher-margin categories and improved product mix has been the main driver of the improved performance. Lower freight costs and effective pricing actions have also contributed to the margin improvement.

●	Efficient Capital Deployment: The Company will continue to prioritize capital deployment in support of organic growth opportunities, while continuing to evaluate strategic M&A opportunities. With total liquidity of $22.6 million at June 30, 2023, the Company believes it has sufficient financial flexibility to fund its organic growth strategy.

SECOND QUARTER 2023 RESULTS

Revenue totaled $29.2 million during the second quarter of 2023, a decrease of 38.9% compared to the prior-year period, driven by continued inventory de-stocking across all segments and geographies, as well as some modest end market demand headwinds in the broader home improvement market. Currency was a 1.2% headwind to revenue growth during the second quarter.

●	Sanitaryware revenue was $18.8 million during the second quarter of 2023, down from $32.3 million in the prior-year period, due to continued inventory headwinds, particularly in the pro channel. The Company continues to see large customers take a cautious stance regarding inventory levels given uneven demand trends, which is prolonging the inventory correction. However, Sanitaryware revenue increased 23% sequentially from the first quarter of 2023, as some customers are beginning to return to more normal order patterns, and the Company is hopeful for a continued rebound in order trends in the back half of the year as inventory levels normalize and demand rebounds driven by the recent improvement in housing industry fundamentals.

●	Bath Furniture revenue was $4.8 million during the second quarter of 2023, a decline from revenue of $7.7 million in the prior-year period. The broader bath furniture market, in particular bath cabinetry, has continued to experience sluggish demand trends, causing inventory levels to remain stubbornly high. In response to the ongoing demand headwinds, FGI is preparing for new product line rollouts and has made some modest pricing adjustments on certain bath furniture products, all of which is expected to drive improved demand.

●	Shower Systems revenue was $4.3 million during the second quarter, down from $6.5 million last year, due to some modest inventory de-stocking and the impact of order timing. The overall momentum in the business remains strong, with recently awarded programs expected to drive improved trends in the second half of 2023. These new programs include the online shower door program with a large Canadian retailer, as well as the new shower wall systems roll-out at up to 300 locations of a large U.S. retailer during the second half of 2023.

●	Other revenue, which consists primarily of the custom kitchen cabinetry business, was $1.3 million during the second quarter, essentially flat from the prior year. While there was a modest lull in orders following the strong pace of new business coming out of the Kitchen and Bath show at the start of the year, momentum in the business remains strong.

Gross profit was $8.0 million during the second quarter of 2023, a decrease of only 4.9% compared to last year, while gross margins improved to 27.4%, up 983 basis points from the prior-year period. Despite the recent revenue headwinds, gross margin improvement continues to be strong, mainly driven by a shift in revenue mix towards higher-margin products in addition to lower logistics costs and the full benefit of pricing actions taken during 2022.

Operating income was $580,000 during the second quarter of 2023, down from income of $1.7 million in the prior-year period. Operating income during the second quarter of 2023 included non-recurring expenses of $0.1 million for business expansion expenses. Excluding these one-time expenses, adjusted operating income was $642,000 during the second quarter. The decline in operating income was a result of the revenue decline and continued investments in operating expenses tied to growth initiatives, partially offset by the improved gross margin realization. As discussed in prior quarters, the Company will continue to invest in its BPC growth strategy despite the short-term revenue pressures. The increase in operating expenses during the second quarter was driven by marketing spending for new product initiatives, costs to support the Australia and UK expansions, and expenses tied to new custom kitchen cabinetry business development opportunities. As a result, operating margin was 2.0% during the second quarter, down from 3.6% in the same period last year, but an improvement from the break-even profitability during the first quarter of 2023.

The Company reported a GAAP net income of $0.1 million, or $0.01 per diluted share during the second quarter of 2023, versus net income of $1.2 million, or $0.10 per diluted share, in the same period last year. Net income for the second quarter of 2023 included after-tax expenses of $0.1 million related to business expansion expense. Excluding these items, adjusted net income for the second quarter of 2023 was $0.1 million, or $0.01 per diluted share.

FINANCIAL RESOURCES AND LIQUIDITY

As of June 30, 2023, the Company had $6.9 million of cash and cash equivalents, total debt of $7.9 million and $15.7 million of availability under its credit facilities net of letters of credit. Combined with cash and cash equivalents, total liquidity was $22.6 million at June 30, 2023.

FINANCIAL GUIDANCE

FGI believes the long-term outlook for the repair and remodel markets remains attractive, and the Company continues to be encouraged by the progress achieved on its organic growth initiatives through the BPC strategy. The Company has made excellent progress on its margin improvement initiatives, offset by near-term inventory de-stocking pressure from key customers and uneven demand trends across our sales geographies. As a result, the Company has revised its fiscal 2023 guidance as follows:

●	Total Revenue of $120 million and $ 130 million
●	Total Adjusted Operating Income of $ 3.5 million and $ 5.0 million
●	Total Adjusted Net Income of $ 2.0 million to $ 3.0 million

The Company’s 2023 guidance includes roughly $0.5 million of costs related to investments in a new custom kitchen cabinetry business venture. Guidance for adjusted operating income and adjusted net income is presented on an adjusted basis and excludes non-recurring items. All guidance is current as of the time provided and is subject to change.

SECOND QUARTER CONFERENCE CALL

FGI will conduct a conference call on Thursday, August 10 at 8:00 am Eastern Time to discuss the quarterly results.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investor.fgi-industries.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and download and install any necessary audio software.

To participate in the live teleconference:

Toll Free:	1-844-826-3035
International Live:	1-412-317-5195

To listen to a replay of the teleconference, which will be available through August 24, 2023:

Domestic Replay:	1-844-512-2921
International Replay:	1-412-317-6671
Conference ID:	10180606

ABOUT FGI INDUSTRIES

FGI Industries Ltd. (Nasdaq: FGI) is a leading global supplier of kitchen and bath products. For over 30 years, we have built an industry-wide reputation for product innovation, quality, and excellent customer service. We are currently focused on the following product categories: sanitaryware (primarily toilets, sinks, pedestals and toilet seats), bath furniture (vanities, mirrors and cabinets), shower systems, customer kitchen cabinetry and other accessory items. These products are sold primarily for repair and remodel activity and, to a lesser extent, new home or commercial construction. We sell our products through numerous partners, including mass retail centers, wholesale and commercial distributors, online retailers and specialty stores.

Non-GAAP Measures

In addition to the measures presented in our consolidated financial statements, we use the following non-GAAP measures to evaluate our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions. Our non-GAAP measures are: Adjusted Operating Income, Adjusted Operating Margins and Adjusted Net Income. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). They are supplemental financial measures of our performance only, and should not be considered substitutes for net income, income from operations or any other measure derived in accordance with GAAP and may not be comparable to similarly titled measures reported by other entities. We define Adjusted Operating Income as GAAP income from operations excluding the impact of certain non-recurring expenses, including expenses related to COVID-19 protocols, non-recurring compensation expenses related to our IPO, and one-time anti-dumping penalty expenses. We define Adjusted Net Income as GAAP net income excluding the tax-effected impact of certain non-recurring expenses and income such as expenses related to COVID-19 protocols, unusual litigation fees and non-recurring compensation expenses related to our IPO. We define Adjusted Operating Margins as adjusted income from operations divided by revenue.

We use these non-GAAP measures, along with U.S. GAAP measures, to evaluate our business, measure our financial performance and profitability and our ability to manage expenses, after adjusting for certain one-time expenses, identify trends affecting our business and assist us in making strategic decisions. We believe these non-GAAP measures, when reviewed in conjunction with U.S. GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under U.S. GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance over time on a consistent basis. With respect to the Company’s expectations of its future performance, the Company’s reconciliations of full year 2023 Adjusted Operating Income and 2023 Adjusted Net Income are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan”, “see” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements regarding FGI’s guidance, the Company’s growth strategies, outlook and potential acquisition activity, the effect of the COVID-19 pandemic and the associated impact on the national and global economy, the company’s planned product launches and new customer partnerships, the effect of supply chain disruptions and freight costs and estimates of customer de-stock and timing of market recoveries. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to FGI’s periodic filings with the Securities & Exchange Commission including those described as “Risk Factors” in FGI’s annual report on Form 10-K for the year ended December 31, 2022, and in quarterly reports on Form 10-Q filed thereafter. FGI does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

INVESTOR CONTACT

Paul Bartolai, CFA

773-489-5692

FGI@val-adv.com

FGI INDUSTRIES LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	June 30, 2023	December 31, 2022
	USD	USD
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash	$6,894,762	$10,067,428
Accounts receivable, net	14,306,312	14,295,859
Inventories, net	9,834,353	13,292,591
Prepayments and other current assets	4,169,249	2,588,081
Prepayments and other receivables – related parties	8,642,263	5,643,649
Total current assets	43,846,939	45,887,608

PROPERTY AND EQUIPMENT, NET	1,426,832	1,269,971

OTHER ASSETS
Operating lease right-of-use assets, net	15,964,503	9,815,572
Deferred tax assets, net	1,355,800	1,265,539
Other noncurrent assets	1,865,678	2,128,240
Total other assets	19,185,981	13,209,351
Total assets	$64,459,752	$60,366,930

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Short-term loans	$7,863,680	$9,795,052
Accounts payable	12,806,789	14,718,969
Accounts payable – related parties	1,323,099	104,442
Income tax payable	142,461	33,350
Operating lease liabilities – current	1,348,041	1,543,031
Accrued expenses and other current liabilities	3,818,209	3,580,359
Total current liabilities	27,302,279	29,775,203

OTHER LIABILITIES
Operating lease liabilities – noncurrent	14,330,405	7,847,317
Total liabilities	41,632,684	37,622,520

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preference Shares ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of June 30, 2023 and December 31, 2022)	—	—
Ordinary shares ($0.0001 par value, 200,000,000 shares authorized, 9,500,000 shares issued and outstanding as of June 30, 2023 and December 31, 2022)	950	950
Additional paid-in capital	20,732,415	20,459,859
Retained earnings	3,465,026	3,679,920
Accumulated other comprehensive loss	(1,371,323)	(1,396,319)
Total shareholders’ equity	22,827,068	22,744,410
Total liabilities and shareholders’ equity	$64,459,752	$60,366,930

FGI INDUSTRIES LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	USD	USD	USD	USD
REVENUES	$29,189,913	$47,809,014	$56,352,179	$91,384,254

COST OF REVENUES	21,179,511	39,388,061	41,139,619	75,438,715

GROSS PROFIT	8,010,402	8,420,953	15,212,560	15,945,539

OPERATING EXPENSES
Selling and distribution	4,800,518	4,362,707	9,511,607	9,040,059
General and administrative	2,252,503	2,093,162	4,394,748	3,935,969
Research and development	377,106	235,735	728,857	549,416
Total operating expenses	7,430,127	6,691,604	14,635,212	13,525,444

INCOME FROM OPERATIONS	580,275	1,729,349	577,348	2,420,095

OTHER (EXPENSES) INCOME
Interest income	4,047	102	5,422	133
Interest expense	(293,711)	(107,440)	(543,348)	(239,192)
Other (loss) income, net	(10,684)	(66,074)	(30,241)	32,771
Total other (expenses), net	(300,348)	(173,412)	(568,167)	(206,288)

INCOME BEFORE INCOME TAXES	279,927	1,555,937	9,181	2,213,807

PROVISION FOR INCOME TAXES
Current	181,761	298,300	314,554	469,799
Deferred	9,685	87,107	(90,479)	43,285
Total provision for income taxes	191,446	385,407	224,075	513,084

NET INCOME (LOSS)	88,481	1,170,530	(214,894)	1,700,723

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	4,897	(69,416)	24,996	(126,596)

COMPREHENSIVE INCOME (LOSS)	$93,378	$1,101,114	$(189,898)	$1,574,127

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic	9,500,000	9,168,508	9,500,000	9,168,508
Diluted	9,692,500	11,662,293	9,500,000	11,662,293

EARNINGS PER SHARE
Basic	$0.01	$0.13	$(0.02)	$0.19
Diluted	$0.01	$0.10	$(0.02)	$0.15

FGI INDUSTRIES LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2023	2022
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(214,894)	$1,700,723
Adjustments to reconcile net (loss) income to net cash used in operating activities
Depreciation and amortization	78,759	138,213
Share-based compensation	272,556	144,733
Provision for credit losses	19,789	75,940
Reversal of defective return	(316,132)	(637,879)
Foreign exchange transaction gain	23,214	2,850
Adjustment for Right of use assets	(89,093)	—
Deferred income (benefits) taxes	(90,261)	54,397
Changes in operating assets and liabilities
Accounts receivable	285,890	1,843,947
Inventories	3,458,238	2,582,193
Prepayments and other current assets	(1,581,168)	(1,470,609)
Prepayments and other receivables – related parties	(2,998,615)	(5,348,158)
Other noncurrent assets	262,563	(113,223)
Income taxes	109,111	(345,143)
Right-of-use assets	855,950	632,963
Accounts payable	(1,912,180)	(10,805,982)
Accounts payable-related parties	1,218,657	—
Operating lease liabilities	(627,689)	(634,224)
Accrued expenses and other current liabilities	237,849	(811,077)
Net cash used in operating activities	(1,007,456)	(12,990,336)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(235,941)	(42,752)
Net cash used in investing activities	(235,941)	(42,752)

CASH FLOWS FROM FINANCING ACTIVITIES
Net (repayments of) proceeds from revolving credit facility	(1,931,372)	32,768
Net proceeds from issuance of ordinary shares in IPO	—	12,370,800
Net cash (used in) provided by financing activities	(1,931,372)	12,403,568

EFFECT OF EXCHANGE RATE FLUCTUATION ON CASH	2,103	(128,071)

NET CHANGES IN CASH	(3,172,666)	(757,591)
CASH, BEGINNING OF YEAR	10,067,428	3,883,896
CASH, END OF YEAR	$6,894,762	$3,126,305

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for interest	$(544,026)	$(240,183)
Cash paid during the period for income taxes	$(205,075)	$(808,048)

NON-CASH INVESTING AND FINANCING ACTIVITIES
Net changes in parent company investment	$—	$12,370,800
New addition on Right-of-use assets	$(7,616,898)	$—

Non-GAAP Measures

The following table reconciles Income from Operations to Adjusted Operating Income and Adjusted Operating Margins, as well as Net income to Adjusted Net Income for the periods presented.

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Income from operations	$580,275	$1,729,349	$577,348	$2,420,095
Adjustments:
Non-recurring IPO-related compensation	—	23,559	—	255,871
IPO legal fee	—	—	50,000	—
Business expansion expense	61,770	—	123,542	—
Adjusted income from operations	642,045	1,752,908	750,890	2,675,966
Revenue	$29,189,913	$47,809,014	$56,352,179	$91,384,254
Adjusted operating margins	2.2%	3.7%	1.3%	2.9%

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net (Loss) Income	$88,481	$1,170,530	$(214,894)	$1,700,723
Adjustments:
Non-recurring IPO-related compensation	—	23,559	—	255,871
IPO legal fee	—	50,000	—	—
Business expansion expense	61,770	—	123,542	—
Total	150,251	1,194,089	(41,352)	1,956,594
Tax impact of adjustment at 18% effective rate	(11,675)	(4,241)	(32,799)	(46,057)
Adjusted net (loss) income	$138,576	$1,189,848	$(74,151)	$1,910,537